Exhibit 99.1

PRESS RELEASE

For Immediate Release

MGM GROWTH PROPERTIES OPERATING PARTNERSHIP LP ANNOUNCES PRICING OF UPSIZED $800 MILLION SENIOR NOTES OFFERING

Las Vegas, Nevada, June 2, 2020 — MGM Growth Properties Operating Partnership LP and MGP Finance Co-Issuer, Inc. (together, the “Issuers”), consolidated subsidiaries of MGM Growth Properties LLC (NYSE: MGP) (the “Company”), have priced $800 million in aggregate principal amount of 4.625% senior notes due 2025 (the “notes”) at par. The $800 million aggregate principal amount of the notes represented an increase of $300 million from the original offering size of $500 million. The offering is expected to close on June 5, 2020, subject to customary closing conditions.

The Issuers plan to use the net proceeds of the offering to repay $790 million of drawings under the Company’s revolving credit facility, which drawings were primarily related to improving the Company’s liquidity position in light of the COVID-19 pandemic and the redemption of $700 million of the Company’s operating partnership units held by MGM Resorts International.

The notes offered will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and may not be offered or sold in the United States or to any U.S. persons absent registration under the Securities Act, or pursuant to an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes have been offered only to “qualified institutional buyers” under Rule 144A of the Securities Act or, outside the United States, to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the notes, nor shall there be any offer, solicitation or sale of any notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Company gives no assurance that the proposed offering can be completed on any terms or at all.

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Statements in this release that are not historical facts are “forward-looking” statements and “safe harbor statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and/or uncertainties, including those described in the Company’s public filings with the Securities and Exchange Commission. Forward-looking statements are based on management’s current expectations and assumptions and not on historical facts. Examples of these statements include, but are not limited to, the closing of the offering and expected use of proceeds and the Company’s expectations regarding the continued impact of the COVID-19 pandemic on its business and the business of its tenant, the Company’s ability to continue to grow its dividend, successfully execute on its business strategy and acquire additional properties in accretive transactions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Therefore, we caution you against relying on any of these forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated in such forward-looking statements include risks related to the Company’s ability to receive, or delays in obtaining, any regulatory approvals required to own its properties, or other delays or impediments to completing the Company’s planned acquisitions or projects, including any acquisitions of properties from MGM; the ultimate timing and outcome of any planned acquisitions or projects; the Company’s ability to maintain its status as a REIT; the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the Company’s ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to the Company; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission. In providing forward-looking statements, the Company is not undertaking any duty or obligation to update these statements publicly as a result of new information, future events or otherwise, except as required by law. If the Company updates one or more forward-looking statements, no inference should be drawn that it will make additional updates with respect to those other forward-looking statements.

SOURCE MGM Growth Properties LLC

MGM GROWTH PROPERTIES LLC CONTACTS:

Investment Community	News Media

ANDY H. CHIEN	(702) 669-1480 or media@mgpreit.com
Chief Financial Officer MGM Growth Properties LLC
(702) 669-1470